FOR IMMEDIATE RELEASE                                    EXHIBIT 99.1
Ultimate Reports Q3 2013 Financial Results

•	Record Recurring Revenues of $85.2 Million, Up by 26%

•	Record Total Revenues of $103.1 Million, Up by 25%

Weston, FL, October 29, 2013 — Ultimate Software (Nasdaq: ULTI), a leading cloud provider of people management solutions, announced today its financial results for the third quarter of 2013. For the quarter ended September 30, 2013, Ultimate reported recurring revenues of $85.2 million, a 26% increase, and total revenues of $103.1 million, a 25% increase, both compared with 2012’s third quarter. GAAP net income for the third quarter of 2013 was $6.3 million, or $0.22 per diluted share, versus GAAP net income of $4.7 million, or $0.16 per diluted share, for the third quarter of 2012.

Non-GAAP net income, which excludes stock-based compensation, was $11.7 million, or $0.40 per diluted share, for the third quarter of 2013, compared with non-GAAP net income of $8.1 million, or $0.29 per diluted share, for the third quarter of 2012. See “Use of Non-GAAP Financial Information” below.

“In this year’s third quarter, we again executed according to plan with both our recurring and total revenues coming in slightly above guidance,” said Scott Scherr, CEO, president, and founder of Ultimate. “Our operating margin was also on the positive side of our target, and we are well-positioned to achieve our 2013 objectives.

“We showcased two new products at the HR Technology Conference in Las Vegas earlier this month that strategically extend the capabilities of our HCM offering, and both generated market enthusiasm,” added Scherr. “The first was our new UltiPro Recruiting solution with its candidate-centric design, new state-of-the-art user interface, gamification, collaboration tools, mobility, and integration with popular social networks. The second was our acquisition of EmployTouch that provides us with an acclaimed tablet-based time collection and employee self-service device called Touchbase for our customers and gives us a pool of talented engineers to help us continue innovating as we grow our UltiPro product suite.”
Ultimate’s financial results teleconference will be held today, October 29, 2013, at 5:00 p.m. Eastern Time, through Vcall at www.investorcalendar.com/IC/CEPage.asp?ID=170360. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues grew by 26% for the third quarter of 2013 compared with 2012’s third quarter. The increase was primarily attributable to revenue growth from our cloud offering. Recurring revenues for the third quarter of 2013 were 83% of total revenues as compared with 82% of total revenues for 2012’s third quarter.

•	Ultimate’s total revenues for the third quarter of 2013 increased by 25% compared with those for the third quarter of 2012.

•
Our operating income increased 43%, on a non-GAAP basis, for the third quarter of 2013 to $20.2 million as compared with $14.2 million for the same period of 2012. Our non-GAAP operating margin was 19.6% for the third quarter of 2013 versus 17.2% for the third quarter of 2012.

•	Ultimate’s annualized retention rate exceeded 96% for its existing recurring revenue customer base as of September 30, 2013.

•
The combination of cash, cash equivalents, and marketable securities was $111.4 million as of September 30, 2013, compared with $69.4 million as of December 31, 2012. Cash flows from operating activities for the quarter ended September 30, 2013 were $21.8 million, compared with $9.6 million for the same period of 2012. For the nine months ended September 30, 2013, Ultimate generated $54.3 million in cash from operations compared with $32.3 million for the nine months ended September 30, 2012.

•	Days sales outstanding were 66 days at September 30, 2013, representing a reduction of five days compared with days sales outstanding at December 31, 2012.

Stock Repurchases

•
During the nine months ended September 30, 2013, we used $8.3 million to acquire 79,767 shares of our Common Stock to settle the employee tax withholding liability resulting from the vesting of our employees' restricted stock holdings.

•	In addition, as of September 30, 2013, we had 946,165 shares available for repurchase in the future under our previously announced Stock Repurchase Plan.

Financial Outlook

Ultimate provides the following financial guidance for the 2013 full year and preliminary financial guidance for the 2014 full year:

For the year 2013:

•	Recurring revenues to increase by approximately 25% over 2012,

•	Total revenues to increase by approximately 23% over 2012, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 18%.

For the year 2014, preliminary:

•	Recurring revenues to increase by approximately 25% over 2013,

•	Total revenues to increase by approximately 23% over 2013, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 19%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release. Non-cash stock-based compensation expense for 2013 and 2014 is expected to be approximately $37.5 million and $50.0 million, respectively.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate
Ultimate is a leading cloud provider of people management solutions, with more than 10 million people records in the cloud. Built on the belief that people are the most important ingredient of any business, Ultimate's award-winning UltiPro delivers HR, payroll, time, and talent management solutions that seamlessly connect people with the information and resources they need to work more effectively. Founded in 1990, the company is headquartered in Weston, Florida, and has more than 1,800 professionals focused on developing the highest quality solutions and services. In 2013, Ultimate was ranked #9 on FORTUNE'S “100 Best Companies to Work For” list, and Minyanville Media Inc. named Ultimate among the top 10 most ethical businesses in the United States. In its Cloud Buyer's Bill of Rights Certification, Constellation Research awarded Ultimate its highest level of certification. Ultimate has more than 2,500 customers with employees in 144 countries, including Adobe Systems Incorporated, Culligan International, Major League Baseball, Pep Boys, and Texas Roadhouse. More information on Ultimate's products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC., AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Recurring	$85,244	$67,505	$244,080	$193,014
Services	17,703	15,127	53,540	46,161
License	161	—	874	915
Total revenues	103,108	82,632	298,494	240,090
Cost of revenues:
Recurring	23,384	19,390	67,755	57,729
Services	18,935	16,454	56,693	47,820
License	35	—	198	208
Total cost of revenues	42,354	35,844	124,646	105,757
Gross profit	60,754	46,788	173,848	134,333
Operating expenses:
Sales and marketing	22,481	17,218	68,063	53,327
Research and development	17,095	14,065	50,089	45,750
General and administrative	9,067	6,224	26,279	18,495
Total operating expenses	48,643	37,507	144,431	117,572
Operating income	12,111	9,281	29,417	16,761
Other (expense) income:
Interest and other expense	(67)	(178)	(203)	(354)
Other income, net	32	47	79	90
Total other expense, net	(35)	(131)	(124)	(264)
Income before income taxes	12,076	9,150	29,293	16,497
Provision for income taxes	(5,776)	(4,493)	(13,571)	(8,163)
Net income	$6,300	$4,657	$15,722	$8,334
Net income per share:
Basic	$0.23	$0.17	$0.57	$0.31
Diluted	$0.22	$0.16	$0.54	$0.29
Weighted average shares outstanding:
Basic	27,871	26,852	27,695	26,634
Diluted	29,095	28,495	28,930	28,312

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) that are recorded in Ultimate’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Stock-based compensation expense:
Cost of recurring revenues	$1,009	$658	$2,846	$1,809
Cost of services revenues	868	688	2,692	1,854
Sales and marketing	3,352	1,886	9,633	5,332
Research and development	892	532	2,478	1,848
General and administrative	2,004	1,136	5,851	3,274
Total non-cash stock-based compensation expense	$8,125	$4,900	$23,500	$14,117

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$100,921	$58,817
Investments in marketable securities	8,737	9,223
Accounts receivable, net	74,216	70,774
Prepaid expenses and other current assets	28,470	25,949
Deferred tax assets, net	1,369	1,372
Total current assets before funds held for clients	213,713	166,135
Funds held for clients	332,097	281,007
Total current assets	545,810	447,142
Property and equipment, net	51,452	38,068
Capitalized software, net	102	508
Goodwill	3,025	3,025
Investments in marketable securities	1,705	1,311
Other assets, net	16,865	16,687
Deferred tax assets, net	19,957	18,543
Total assets	$638,916	$525,284
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,441	$7,584
Accrued expenses	24,924	15,055
Deferred revenue	94,493	90,674
Capital lease obligations	2,969	2,968
Other borrowings	2,261	2,311
Total current liabilities before client fund obligations	130,088	118,592
Client fund obligations	332,097	281,007
Total current liabilities	462,185	399,599
Deferred revenue	689	1,302
Deferred rent	2,696	2,777
Capital lease obligations	2,437	2,469
Other borrowings	760	2,601
Income taxes payable	1,866	1,866
Total liabilities	470,633	410,614

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	320	314
Additional paid-in capital	304,501	266,130
Accumulated other comprehensive (loss) income	(377)	109
Accumulated deficit	(17,617)	(33,339)
	286,827	233,214
Treasury stock, at cost	(118,544)	(118,544)
Total stockholders’ equity	168,283	114,670
Total liabilities and stockholders’ equity	$638,916	$525,284

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$15,722	$8,334
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,765	9,961
Provision for doubtful accounts	1,762	722
Non-cash stock-based compensation expense	23,500	14,117
Income taxes	13,392	7,933
Excess tax benefits from employee stock plan	(14,803)	(7,504)
Changes in operating assets and liabilities:
Accounts receivable	(5,204)	(2,008)
Prepaid expenses and other current assets	(2,521)	(620)
Other assets	(178)	(1,273)
Accounts payable	(2,143)	(1,353)
Accrued expenses and deferred rent	9,788	5,523
Deferred revenue	3,206	(1,509)
Net cash provided by operating activities	54,286	32,323
Cash flows from investing activities:
Purchases of marketable securities	(8,746)	(10,706)
Maturities of marketable securities	8,838	10,058
Net purchases of client funds securities	(51,090)	(25,536)
Purchases of property and equipment	(20,962)	(12,243)
Net cash used in investing activities	(71,960)	(38,427)
Cash flows from financing activities:
Net proceeds from issuances of Common Stock	7,236	7,555
Excess tax benefits from employee stock plan	14,803	7,504
Shares acquired to settle employee tax withholding liability	(8,278)	(5,076)
Principal payments on capital lease obligations	(2,696)	(2,504)
Other borrowings	(1,891)	(214)
Net increase in client fund obligations	51,090	25,536
Net cash provided by financing activities	60,264	32,801
Effect of foreign currency exchange rate changes on cash	(486)	297
Net increase in cash and cash equivalents	42,104	26,994
Cash and cash equivalents, beginning of period	58,817	46,149
Cash and cash equivalents, end of period	$100,921	$73,143
Supplemental disclosure of cash flow information:
Cash paid for interest	$268	$308
Cash paid for income taxes	$381	$365
Supplemental disclosure of non-cash financing activities:
Ultimate entered into capital lease obligations to acquire new equipment totaling $2.7 million and $3.4 million for the nine months ended September 30, 2013 and 2012, respectively.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Non-GAAP operating income reconciliation:
Operating income	$12,111	$9,281	$29,417	$16,761
Operating income, as a % of total revenues	11.7%	11.2%	9.9%	7.0%
Add back:
Non-cash stock-based compensation expense	8,125	$4,900	23,500	14,117
Non-GAAP operating income	$20,236	$14,181	$52,917	$30,878
Non-GAAP operating income, as a % of total revenues	19.6%	17.2%	17.7%	12.9%

Non-GAAP net income reconciliation:
Net income	$6,300	$4,657	$15,722	$8,334
Add back:
Non-cash stock-based compensation expense	8,125	$4,900	23,500	$14,117
Income tax effect	(2,708)	(1,409)	(8,601)	(4,696)
Non-GAAP net income	$11,717	$8,148	$30,621	$17,755

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.22	$0.16	$0.54	$0.29
Add back:
Non-cash stock-based compensation expense	0.28	0.17	0.81	0.50
Income tax effect	(0.10)	(0.04)	(0.30)	(0.16)
Non-GAAP net income, per diluted share	$0.40	$0.29	$1.05	$0.63
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	27,871	26,852	27,695	26,634
Diluted	29,095	28,495	28,930	28,312
(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following item from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and nine months ended September 30, 2013, stock-based compensation expense was $8.1 million and $23.5 million, on a pre-tax basis. For the three and nine months ended September 30, 2012, stock-based compensation expense was $4.9 million and $14.1 million, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.